Exhibit 99

FOR IMMEDIATE RELEASE:

Cachet Financial Solutions Reports Second Quarter 2014 Results

MINNEAPOLIS, Minn. - August 12, 2014 -- Cachet Financial Solutions, Inc. (OTCQB: CAFN), a leading provider of cloud-based SaaS and mobile money management technology to banks, credit unions and other financial services organizations, reported results for the second quarter ended June 30, 2014.

Q2 2014 Operational Highlights

•	Partnered with Navy Federal Credit Union, the world’s largest credit union with more than $60 billion in assets and five million members, to implement a mobile money management tool geared towards students.
•	Selected by FirstView Financial, a leading prepaid debit card processor and program manager, to develop a prepaid mobile application for its cardholders.
•	The Bancorp, the creator of customized banks for hundreds of affinity partners, implemented Cachet’s CheckRisk Pro™, an innovative new tool for mitigating risk in remote deposit capture (RDC) programs.

Q2 2014 Performance Indicators for RDC Solutions

	Q2 2014	vs. Q1 2014	Change	vs. Q2 2013	Change
Mobile Transactions	762,910	634,856	20%	209,737	264%
Merchant Customers	408	364	12%	344	19%
Products Sold	286	258	11%	184	55%
Live Product Implementations	182	149	22%	75	143%

Q2 2014 Financial Results

Revenue in the second quarter of 2014 increased 120% to $609,000 from $277,000 in the same year-ago quarter. The increase was primarily driven by growing adoption of the company’s Select Mobile™ RDC solutions.

Cost of revenues in the second quarter of 2014 totaled $716,800, an increase of 8% from $666,200 in the same year-ago period. The increase was primarily due to higher amortization expense associated with the intangible assets acquired with the Select Mobile Money acquisition in March 2014.

Net loss in the second quarter of 2014 totaled $4.2 million or $(0.65) per basic and diluted share, compared to a net loss of $2.8 million or $(0.69) per basic and diluted share in the second quarter of 2013.

Adjusted EBITDA loss (a non-GAAP term defined as net loss before interest, taxes, depreciation, amortization, and stock-based compensation, as well as other non-recurring items) for the second quarter of 2014 totaled $2.3 million compared to an adjusted EBITDA loss of $1.7 million in the same year-ago period (see further discussion about the use of adjusted EBITDA, below).

Management Commentary

“In the second quarter of 2014, we produced 120% year-over year topline revenue growth, as well as increased the number of products sold by 55% to 285,” said Jeffrey Mack, president and CEO of Cachet Financial Solutions. “This performance reflects our focus on selling more products and diversifying our revenue base, including adding key customers like FirstView, The Bancorp, and Navy Federal Credit Union. The strong increase in mobile transactions also speaks to our growing, highly-valuable recurring revenue stream.

“Maintaining this momentum, we recently partnered with a top five commercial bank in the U.S. to implement a prepaid mobile platform for one of the world’s largest supermarket chains. We believe this major win reaffirms the strong value proposition of our Select Mobile Money platform, and particularly its unique features and capabilities that enhance the experience of the banking consumer.

“We believe that mobile functionality has quickly become an essential component to the financial services industry, and that Cachet is at the forefront of this trend with the most secure and robust technology offered in the market today. In fact, more than 2,000 U.S. banks now offer mobile check deposit, which has increased 100% over the last year, and among these banks, about 10% now rely on Cachet for these services.

“Maintaining this momentum, we recently partnered with a top five commercial bank in the U.S. to implement a prepaid mobile platform for one of the world’s largest supermarket chains. This major win reaffirms the strong value proposition of our Select Mobile Money platform, and particularly its unique features and capabilities that enhance the experience of the banking consumer.

“Mobile functionality has quickly become an essential component to the financial services industry, and Cachet is at the forefront of this trend with the most secure and robust technology offered in the market today. In fact, more than 2,000 U.S. banks now offer mobile check deposit, which has increased 100% over the last year, and among these banks, about 10% now rely on Cachet for these services.

“Looking ahead, our expectations for 2014 remain high as we build upon these successes and address the widening pipeline of opportunities ahead. As demand for mobile banking technologies continues to build, we are well positioned with industry-leading solutions and a strengthening customer base. We believe these key factors and strong industry tailwinds will help us expand our market share and continue to drive strong revenue growth in the quarters ahead.”

Conference Call

Cachet Financial Solutions will hold a conference call today (August 12, 2014) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these results. Cachet’s president and CEO, Jeffery Mack, and EVP and CFO, Darin McAreavey, will host the presentation, followed by a question and answer period.

Date: Tuesday, August 12, 2014

Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)

U.S. dial-in: 1-877-705-6003

International dial-in: 1-201-493-6725

The call will be webcast live and available for replay at http://public.viavid.com/index.php?id=110261.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through September 12, 2014.

U.S. replay dial-in: 1-877-870-5176

International replay dial-in: 1-858-384-5517

Replay ID: 13588947

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with mobile money management and remote deposit capture solutions for PC, Mac and mobile. The company’s industry-leading solutions help clients to increase customer/member engagement, grow revenues and gain competitive advantage. Cachet’s cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market and ROI. Enabled by Cachet’s complete suite of business and consumer solutions, financial institutions can better serve the needs of all their customers or members. For more information, visit www.cachetfinancial.com.

Use of Non-GAAP Information

In evaluating the Company’s financial performance and operating trends, management considers information concerning the Company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s website at www.cachetfinancial.com.

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014 under the heading “Risk Factors” and in the other reports we file with the Commission. Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Contact Information:

Darin McAreavey

EVP & CFO

Cachet Financial Solutions

952.698.5214

dmcareavey@cachetfinancial.com

Investor Relations:

Matt Glover or Michael Koehler

Liolios Group, Inc.

949.574.3860

CAFN@liolios.com

###

CACHET FINANCIAL SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS

	As of
	June 30, 2014	December 31, 2013
ASSETS	(unaudited)	(audited)
CURRENT ASSETS
Cash and cash equivalents	$29,465	$150,555
Accounts receivable, net	312,009	329,557
Deferred commissions	76,360	62,732
Prepaid expenses	598,855	487,659
TOTAL CURRENT ASSETS	1,016,689	1,030,503

PROPERTY AND EQUIPMENT, net	269,838	353,420
GOODWILL	204,000	—
INTANGIBLE ASSETS, NET	1,743,751	—
DEFERRED COMMISSIONS	109,460	101,468
DEFERRED FINANCING COSTS	143,627	107,936
TOTAL ASSETS	$3,487,365	$1,593,327

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,637,863	$937,201
Accrued expenses	961,931	153,112
Accrued interest	1,674,096	1,953,502
Deferred revenue	543,263	510,319
Current portion of long-term debt	9,823,181	3,170,672
TOTAL CURRENT LIABILITIES	14,640,334	6,724,806

LONG TERM DEBT, net of current portion	3,324,486	3,933,253
WARRANT LIABILITY	209,000	309,000
DEFERRED REVENUE	435,265	401,758
ACCRUED INTEREST	95,664	95,270
ACCRUED RENT	44,333	61,482
TOTAL LIABILITIES	18,749,082	11,525,569

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
Capital Stock, $.0001 Par Value, 520,000,000 shares authorized
Preferred shares - 20,000,000 shares authorized,
None issued and outstanding	—	—
Common shares - 500,000,000 shares authorized,	666	563
6,665,276 and 5,625,957 issued and outstanding
ADDITIONAL PAID-IN-CAPITAL	28,457,365	26,668,258
ACCUMULATED DEFICIT	(43,719,748)	(36,601,063)
TOTAL SHAREHOLDERS' DEFICIT	(15,261,717)	(9,932,242)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$3,487,365	$1,593,327

CACHET FINANCIAL SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
REVENUE	$608,917	$276,527	$1,085,399	$470,734

COST OF REVENUE	716,765	666,151	1,335,294	1,290,804

GROSS LOSS	(107,848)	(389,624)	(249,895)	(820,070)

OPERATING EXPENSES
Sales and Marketing	657,927	496,260	1,192,148	1,208,241
Research and Development	658,734	214,915	1,010,806	501,055
General and Administrative	1,138,038	846,660	2,156,228	1,948,650

TOTAL OPERATING EXPENSES	2,454,699	1,557,835	4,359,182	3,657,946

OPERATING LOSS	(2,562,547)	(1,947,459)	(4,609,077)	(4,478,016)

INTEREST EXPENSE	1,731,755	885,731	2,496,701	2,033,851

INDUCEMENT TO CONVERT DEBT AND WARRANTS	—	—	7,906	674,414

SHARE PRICE / CONVERSION ADJUSTMENT	—	—	—	1,710,475

OTHER (INCOME) EXPENSE	(47,500)	(53,763)	5,001	31,475

NET LOSS	$(4,246,802)	$(2,779,427)	$(7,118,685)	$(8,928,231)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	6,536,602	4,040,887	6,328,419	3,299,797

Net loss per common share - basic and fully diluted	$(0.65)	$(0.69)	$(1.12)	$(2.71)

CACHET FINANCIAL SOLUTIONS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net loss, as reported	$(4,246,802)	$(2,779,427)	$(7,118,685)	$(8,928,231)
Interest Expense	1,731,755	885,731	2,496,701	2,033,851
Inducement of convert debt and warrants	-	-	7,906	674,414
Share Price / Conversion Adjusted	-	-	-	1,710,475
Depreciation and Amortization	191,743	125,039	298,287	205,329
Share-based compensation	38,699	97,403	85,209	535,373
Adjusted EBITDA	$(2,284,605)	$(1,671,254)	$(4,230,582)	$(3,768,789)